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                                                                     Exhibit (4)

                                                      [COMPOSITE CONFORMED COPY]



                                   AMENDMENT NO. 4


            AMENDMENT NO. 4 dated as of June 1, 1995 to the AMENDMENT AND RESTATEMENT dated as of April 28, 1993 of CREDIT AGREEMENT dated as of April 21, 1992 between THE FIRST AMERICAN FINANCIAL CORPORATION (the "Company"), the
                                                                  -------
  lenders party thereto (the "Lenders") and THE CHASE MANHATTAN BANK (NATIONAL
                              -------
  ASSOCIATION), as agent (the "Agent") for the Lenders (such Amendment and
                               -----
  Restatement, as amended by Amendment No. 1 thereto dated as of June 1, 1994, Amendment No. 2 thereto dated as of November 22, 1994 and Amendment No. 3 thereto dated as of March 31, 1995, being herein called the "Credit
                                                               ------
  Agreement").
  -----------

            The Company has requested that the Lenders agree to certain amendments of the Credit Agreement and the Pledge Agreement referred to therein. The Lenders are willing to do so on the terms and conditions contained herein.

            Accordingly, the parties hereto hereby agree as follows:

            SECTION 1.   DEFINITIONS.  Terms defined in the Credit Agreement
                         -----------
  shall have the same meanings when used herein.

            SECTION 2.  AMENDMENTS OF CREDIT AGREEMENT AND PLEDGE AGREEMENT.
                        ---------------------------------------------------
  Effective as of June 1, 1995 but subject to Section 3 hereof, the Credit Agreement and the Pledge Agreement are hereby amended as follows:

            A. Section 8.08(a) of the Credit Agreement is amended by changing clause (v) thereof to read as follows:

            (v) Interest Rate Protection Agreements (including those required by Section 8.15 hereof) so long as the aggregate outstanding notional principal amount of all transactions under such Agreements does not exceed an amount equal to the sum of the aggregate outstanding principal amount of the Bank Loans plus the aggregate outstanding unused amount of the New Revolving Credit Commitments at any time;

            B. The definition of "Secured Obligations" in Section 1 of the Pledge Agreement is amended by substituting the words "to which the Company and such Lender are parties" for the words "entered into pursuant to the requirements set forth in Section 8.15 of the Credit Agreement" appearing therein.

            C. Each reference in the Credit Agreement to the Credit Agreement (including references such as "herein", "hereunder" and the like) or the Pledge Agreement is amended to refer to the Credit Agreement or the Pledge Agreement (as the case may be) as heretofore amended and as amended hereby and each reference in the Pledge Agreement to the Pledge Agreement (including references such as "herein", "hereunder" and the like) or the Credit Agreement is amended to refer to the Pledge Agreement or the Credit Agreement (as the case may be) as heretofore amended and as hereby amended.

            D. Except as hereby expressly amended, the Credit Agreement shall remain in full force and effect.


            SECTION 3.   EFFECTIVENESS OF AMENDMENTS.  The amendments provided
                         ---------------------------
  for by Section 2 hereof shall become effective upon the satisfaction of the following conditions precedent (except, other than in the case of the condition precedent specified in clause (a) below, to the extent waived by or with the consent of the Majority Lenders): (a) the execution and delivery by the Agent of a counterpart of this Amendment and the receipt by the Agent of counterparts of this Amendment executed and delivered by the Company and the Lenders; (b) the receipt by the Agent of evidence satisfactory to Milbank, Tweed, Hadley & McCloy of the due authorization, execution and delivery by the Company of this Amendment; and (c) the receipt by the Agent of a certificate of a senior officer of the Company to the effect that no Default under the Credit Agreement (as amended hereby) has occurred and is continuing. The Agent will advise the Company and the Lenders when such conditions have been so satisfied (or waived as aforesaid).

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            SECTION 4.  EXPENSES.  The Company hereby confirms its obligations
                        --------
  under Section 11.03(a)(ii) of the Credit Agreement with respect to the reasonable out-of-pocket costs and expenses of the Agent (including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy) in connection with the negotiation, preparation, execution and delivery of this Amendment).

            SECTION 5.  COUNTERPARTS.  This Amendment may be executed in any
                        ------------
  number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by executing any such counterpart.

            SECTION 6.  NEW YORK LAW.  This Amendment shall be governed by and
                        ------------
  construed in accordance with the laws of the State of New York.



       IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

                           THE FIRST AMERICAN FINANCIAL
                            CORPORATION

                           By   /s/ Parker S. Kennedy
                             ----------------------------------
                             Title:

                           By   /s/ Thomas A. Klemens
                             ----------------------------------
                             Title:  V.P./C.F.O.



                           THE CHASE MANHATTAN BANK, N.A.

                           By   /s/ Robert A. Foster
                             ----------------------------------
                             Title:  Vice President



                           FIRST INTERSTATE
                            BANK OF CALIFORNIA

                           By   /s/ Marla W. Johnson
                             ----------------------------------
                             Title:  Vice President



                           IMPERIAL BANK

                           By   /s/ Paul A. Krupela
                             ----------------------------------
                             Title:  Vice President



                           SANWA BANK CALIFORNIA

                           By   /s/ Art Dunbar
                             ----------------------------------
                             Title:  V.P.

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                           UNION BANK

                           By   /s/ D. S. Lambell
                             ----------------------------------
                             Title:  VP/SCE



                           NBD BANK

                           By   /s/ Richard J. Johnsen
                             --------------------------------
                             Title:   Richard J. Johnsen
                                 Vice President



                           THE CANADA LIFE
                            ASSURANCE COMPANY

                            INCE & CO., as Nominee for
                             The Canada Life Assurance
                             Company

                           By   /s/ Eugene Bohan
                             --------------------------------
                             Title:  Eugene Bohan
                                       A Partner



                           THE CHASE MANHATTAN BANK, N.A.,
                            as Agent

                           By   /s/ Robert A. Foster
                             --------------------------------
                             Title:

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